CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 99 to Registration Statement No. 033-19338 on Form N-1A of AIM Investment Funds (Invesco Investment Funds) (the “Registration Statement”) of our report dated July 24, 2009, relating to the financial statements and financial highlights of Morgan Stanley Global Advantage Fund (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended May 31, 2009.
/s/ Deloitte & Touche LLP
New York, New York
September 21, 2010